Exhibit 5.2
August 24, 2022

American Equity Investment Life Holding Company
6000 Westown Parkway
West Des Moines, Iowa 50266
American Equity Investment Life Holding Company
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special New York counsel to American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), in connection with the filing today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Senior Debt Securities”), which will be issued pursuant to the Senior Amended and Restated Indenture (the “Senior Indenture”), dated as of April 22, 2004, between the Company and U.S. Bank National Association, as trustee (the “Trustee”); (ii) subordinated debt securities of the Company (“Subordinated Debt Securities”), which will be issued pursuant to the Subordinated Amended and Restated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) dated as of April 22, 2004, between the Company and the Trustee; (iii) shares of common stock of the Company, par value $1 per share (the “Common Stock”); (iv) shares of preferred stock of the Company, par value $1 per share (the “Preferred Stock”), which may be issued in one or more series; (v) depositary receipts representing fractional shares of a particular series of Preferred Stock, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) entered into between the Company and a depositary named in the applicable prospectus supplement; (vi) warrants representing rights to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or securities of third parties or other rights (the “Warrants”) to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a warrant agent, as detailed in the applicable prospectus supplement; (vii) purchase contracts of the Company obligating the holders thereof to purchase from or sell to the Company, and obligating the Company to sell to or to purchase from such holders, a specified number of shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities at a future date or dates (the “Purchase Contracts”) to be issued pursuant to one or more purchase contract agreements, each between the Company and a contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”); and (viii) purchase units of the Company, each consisting of a Purchase Contract and Debt Securities, shares of Preferred Stock or debt obligations of third parties, including U.S. treasury securities, or other securities, securing the holders’ obligations to purchase or sell the securities under the

Purchase Contracts (the “Purchase Units”) to be issued pursuant to one or more unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Purchase Unit Agreement”).
In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons as we have deemed appropriate for the purposes of such opinions, (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and other persons delivered to us and (c) made such investigations of law as we have deemed appropriate as a basis for such opinions.
In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing documents, (v) the corporate or other power and authority of the Trustee to enter into and perform its obligations under the Indentures, (vi) the due authorization, execution and delivery of the Indentures by the Trustee, (vii) the enforceability of the Indentures against the Trustee and (viii) that the Depositary Receipts, the Depositary Shares, the Depositary Agreement, the Warrant Agreement, the Warrants, the Purchase Contracts, the Purchase Contract Agreement, the Purchase Units and the Purchase Unit Agreement are governed by the laws of the State of New York.
Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:
1.When (i)(a) the terms of Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Board of Directors”) and (b) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture, so as not to violate any applicable law, rule, or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Senior Indenture, and any underwriting agreement, applicable Warrants or Warrant Agreements, Purchase Contracts or Purchase Contract Agreements, or Purchase Units or Purchase Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.When (i)(a) the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (ii) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Subordinated Indenture and any underwriting agreement, applicable Warrants or Warrant Agreements, Purchase Contracts or Purchase Contract Agreements or Purchase Units or Purchase Unit Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
3.When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.When (i) the terms, and the execution and delivery, of the Depositary Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Depositary Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Depositary Agreement, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the

Company, (iv) the Preferred Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Depositary Agreement and any underwriting agreement, relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued.
5.When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract Agreement and any underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.When (i) the terms of the Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii)(a) the Common Stock that form a part of the Purchase Units have been duly authorized and validly issued, and are fully paid and non-assessable, and are duly executed, authenticated (if required), issued and delivered, (b) the Preferred Stock that form a part of the Purchase Units have been duly authorized and validly issued, and are fully paid and non-assessable, and are duly executed, authenticated (if required), issued and delivered, (c) the Senior Indentures relating to the Senior Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units have been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 1 above, (d) the Subordinated Indentures relating to the Subordinated Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units have been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 2 above, (e) the Warrants that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 3 above, (f) the Depositary Shares that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated by paragraph 4 above, (g) the Purchase Contracts that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 5 above and (iv) the certificates representing the Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Unit Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Purchase Units will be validly issued.
Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.
We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in each Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Debevoise & Plimpton LLP